EXHIBIT 10.15

AMENDING AGREEMENT

THIS AMENDING AGREEMENT (the “Amending Agreement”) is dated as of February 21, 2020 between urban-gro, Inc. (the “Borrower”) and James Lowe (the “Lender”, and together with the Borrower, the “Parties”).

RECITALS:

(a)	The Lender agreed to loan USD$1,000,000 (the “Principal Amount”) to the Borrower upon the terms and conditions contained in a promissory note between the Lender and the Borrower dated as of October 18, 2018, as amended with effect as of May 20, 2019 (the “Promissory Note”);

(b)	The principal amount outstanding under the Promissory Note as of the date of this Amending Agreement is USD$1,000,000; and

(c)	The Borrower and the Lender desire to make certain amendments to the Promissory Note, without novation of the Promissory Note.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and adequacy of which are acknowledged), the Parties agree as follows:

Section 1          Defined Terms.

Capitalized terms used in this Amending Agreement and not otherwise defined have the meanings specified in the Promissory Note.

Section 2          Extension of Maturity Date

With effect as of December 31, 2019, the Parties hereby agree to amend the Promissory Note by extending the Maturity Date from December 31, 2019 to the date which is the earlier of 60 days following the date: (i) on which demand for repayment is made by Bridging Finance Inc. (the “Senior Lender”) under the loan agreement dated as of February 21, 2020 between the Borrower, urban-gro Canada Technologies Inc., Impact Engineering, Inc. and the Senior Lender (collectively, the “Senior Debt”); or (ii) which is the stated maturity date (including any extensions thereof) in respect of the Senior Debt.

Section 3          Issuance of Common Stock to Lender

Within ten (10) business days of the date hereof, the Borrower shall issue a total of 100,000 common shares of the Borrower to (or to the order of) the Lender.

Section 4          Reference to and Effect on the Promissory Note and Guaranty Agreement.

Upon this Amending Agreement becoming effective, each reference in the Promissory Note to “this Note” and any and all other agreements, documents and instruments delivered by the Borrower, the Lender or any other person shall mean and be a reference to the Promissory Note as amended by this Amending Agreement. Except as specifically amended by this Amending Agreement, the Promissory Note shall remain in full force and effect, without any novation of the Promissory Note.

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Section 5          Governing Law.

This Amending Agreement shall be governed by the laws of the laws of the State of Colorado.

Section 6          Counterparts.

This Amending Agreement may be executed in any number of counterparts, each of which is deemed to be an original, and such counterparts together constitute one and the same instrument. Transmission of an executed signature page by facsimile, e-mail or other electronic means is as effective as a manually executed counterpart of this Amending Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the Lender has executed this Amendment Agreement as of the day and year set forth above.

By:	/s/ James Lowe
James Lowe

Accepted and agreed:

urban-gro, INC.

By:	/s/ Brad Nattrass
Authorized Signing Officer

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